Exhibit 99.1

November 26, 2018

Dominion Energy, Dominion Energy Midstream Announce

Definitive Merger Agreement

•	Dominion Energy agrees to acquire Dominion Energy Midstream common units for 0.2492 Dominion Energy common shares per Dominion Energy Midstream unit

RICHMOND, Va. – Dominion Energy, Inc. (NYSE: D), and Dominion Energy Midstream Partners, LP (NYSE: DM), today announced that they have entered into a definitive agreement under which Dominion Energy will acquire all outstanding public common units of Dominion Energy Midstream in exchange for 0.2492 Dominion Energy common shares per unit representing an increase from the original offer of nearly 1 percent.

The transaction is expected to be approximately neutral to Dominion Energy’s earnings guidance and credit profile. Closing of the transaction is expected to occur in the first quarter of 2019 and will be subject to customary closing conditions.

The fourth-quarter 2018 Dominion Energy Midstream common unit distribution is expected to be paid in early 2019, prior to or in conjunction with the transaction closing. The distribution is expected to be equal to the third-quarter 2018 distribution, declared on Oct. 19, 2018, of $0.369 per unit. All distribution decisions are subject to approval of the Board of Directors of Dominion Energy Midstream GP, LLC, the general partner of Dominion Energy Midstream.

Moelis & Company LLC and Richards Layton & Finger P.A. acted as financial and legal advisers, respectively, to the Dominion Energy Midstream Conflicts Committee.

About Dominion Energy

Nearly 6 million customers in 19 states energize their homes and businesses with electricity or natural gas from Dominion Energy, headquartered in Richmond, Va. The company is committed to sustainable, reliable, affordable, and safe energy and is one of the nation’s largest producers and transporters of energy with nearly $80 billion of assets providing electric generation, transmission and distribution, as well as natural gas storage, transmission, distribution, and import/export services. As one of the nation’s leading solar operators, the company intends to reduce its carbon intensity 50 percent by 2030. Through its Dominion Energy Charitable Foundation, as well as EnergyShare and other programs, Dominion Energy plans to contribute more than $30 million in 2018 to community causes throughout its footprint and beyond.

About Dominion Energy Midstream

Dominion Energy Midstream is a Delaware limited partnership formed by Dominion Energy, Inc., to grow a portfolio of natural gas terminaling, processing, storage, transportation and related assets. It is headquartered in Richmond, Va.

Important additional information

In connection with the proposed transaction between Dominion Energy, Inc., and Dominion Energy Midstream Partners, LP, Dominion Energy will file with the U.S. Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 that will include a combined Consent Statement of Dominion Midstream and Prospectus of Dominion Energy, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving Dominion Energy and Dominion Energy Midstream will be submitted to the holders of the partnership’s Common Units and Series A Preferred Units for their consideration. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Holders of Dominion Energy Midstream’s Common Units and Series A Preferred Units are urged to read the registration statement and the consent statement/prospectus regarding the transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

Holders of the partnership’s Common Units and Series A Preferred Units will be able to obtain a free copy of the definitive consent statement/prospectus, as well as other filings containing information about Dominion Energy and Dominion Energy Midstream, without charge, at the SEC’s website (http://www.sec.gov). Copies of the consent statement/prospectus and the filings with the SEC that will be incorporated by reference in the consent statement/prospectus can also be obtained, without charge, by directing a request to Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Attention: Corporate Secretary, Corporate.Secretary@dominionenergy.com, or to Dominion Energy Midstream Partners, LP, 120 Tredegar Street, Richmond, Virginia 23219, Attention: Corporate Secretary, Corporate.Secretary@dominionenergy.com.

Participants in the solicitation

Dominion Energy, Dominion Energy Midstream and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of consents in respect of the proposed transaction. Information regarding Dominion Energy’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 23, 2018, Dominion Energy’s Annual Report on Form 10-K, which was filed with the SEC on February 27, 2018 and certain of its Current Reports on Form 8-K. Information regarding Dominion Energy Midstream’s directors and executive officers is available in its Annual Report on Form 10-K, which was filed with the SEC on Feb. 27, 2018, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the consent statement/prospectus and other relevant materials filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This news release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements relate to, among other things, expectations and projections concerning Dominion Energy’s offer to acquire Dominion Energy Midstream’s outstanding public common units. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “assume,” “estimate,” “project,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “potential,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, and may include, but are not limited to, statements about the anticipated benefits of the proposed transaction, including future financial and operating results, the attractiveness of the value to be received by the parties to the proposed transaction, Dominion Energy’s plans, objectives, expectations and intentions, the timing of future events, the anticipated impact of the transaction on future cash flows, future earnings guidance and credit profile, and descriptions relating to these expectations. All statements relating to events or developments that we expect or anticipate will occur in the future are forward-looking statements, and Dominion Energy’s ability to predict results or the actual effect of future events is inherently uncertain. Although Dominion Energy believes that the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that actual outcomes and results will not differ materially from what is expressed in such forward-looking statements. There can be no assurance that the transaction will close.

Forward-looking statements in this release are based on information available as of the date of this release, which such information is subject to change at any time. Dominion Energy undertakes no obligation to update any forward-looking statement to reflect developments after the statement is made.

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CONTACTS:     Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dominionenergy.com

Financial analysts: Steven Ridge, (804) 929-6865 or Steven.D.Ridge@dominionenergy.com